Exhibit 4.56

EXECUTION VERSION

FOURTH AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT

FOURTH AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT, dated as of April 6, 2010 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Loan Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Loan Agreement referred to below (collectively, the “Lenders”), and (iv) GB MERCHANT PARTNERS, LLC, in its capacity as administrative agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Administrative Agent are parties to the Term Loan and Security Agreement, dated as of December 17, 2008 (as amended, amended and restated, modified and in effect from time to time, the “Loan Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrowers have requested that the Loan Agreement be amended as set forth herein; and

WHEREAS, the Borrowers, the Lenders, and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Loan Agreement; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendment to Section 1.1 of the Loan Agreement. Section 1.1 of the Loan Agreement is hereby amended by adding the following definition in the appropriate alphabetical order:

“Fourth Amendment Effective Date – April 6, 2010.”

§2. Amendment to Section 10.1.1 of the Loan Agreement. Section 10.1.1 of the Loan Agreement is hereby amended by adding the phrase “up to” immediately prior to the first and third references to the phrase “four (4) times during each calendar year” in paragraph (b) and paragraph (c) thereof.

§3. Amendments to Section 10.2.6 of the Loan Agreement. Section 10.2.6 of the Loan Agreement is hereby amended by (i) deleting the word “and” immediately at the end of paragraph (c) thereof; (ii) deleting the period at the end of paragraph (d) thereof and substituting in lieu thereof “; and”; and (iii) adding the following new paragraph (e) therein in the appropriate alphabetical order:

“(e) The Borrowers shall be permitted to pay to any of Regaluxe S.r.L., Montrovest B.V. or Gestofi SA for expenses incurred by any of Regaluxe S.r.L., Montrovest B.V. or Gestofi SA on behalf of the Chairman of the Canadian Borrower in connection with carrying out his duties as Chairman of the Canadian Borrower in the ordinary course of business in an aggregate amount not to exceed $250,000 in any Fiscal Year, unless otherwise consented to in writing by the Administrative Agent in its sole discretion, provided that no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom.”

§4. Amendment to Section 10.2.12 of the Credit Agreement. Section 10.2.12 of the Credit Agreement is hereby amended by adding the following new proviso at the end of clause (ii)(C) of paragraph (a) thereof:

“, and provided, further, that, solely for the 2011 Fiscal Year and notwithstanding clause (ii)(A) and clause (ii)(B) of this Section 10.2.12(a), any such scheduled principal payment and proposed interest payment may be made at any time on or after the Fourth Amendment Effective Date and on or before April 30, 2010, so long as no more than five (5) days and no less than three (3) days prior to any proposed payment, the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Aggregate Excess Availability (calculated on a pro forma basis after taking into consideration the payment to be made) shall not be less than $10,500,000”.

§5. Amendment to Section 10.2.15 of the Loan Agreement. Section 10.2.15 of the Loan Agreement is hereby amended by amending and restating clause (ii) therein in its entirety as follows: “(ii) in accordance with Section 10.2.6(b), Section 10.2.6(e) or Section 10.2.13(b)(iii) hereof.”

§6. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Loan Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Loan Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Loan Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Loan Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Loan Agreement, a breach of which shall constitute an Event of Default.

§7. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions which must occur on or prior to April 6, 2010, in each case in a manner satisfactory in form and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent and each of the Lenders and shall be in full force and effect.

(b) The Borrowers shall pay in cash to the Administrative Agent, for the pro rata accounts of the Lenders, a fee in an amount equal to $15,000.

(c) The Administrative Agent shall have received a duly executed Fifth Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement (the “Fifth Revolver Amendment”) in the form of Exhibit A attached hereto.

(d) The Administrative Agent shall have received a duly executed First Amendment to Intercreditor Agreement (the “Intercreditor Agreement First Amendment”) in the form of Exhibit B attached hereto.

(e) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, Riemer & Braunstein LLP and Osler, Hoskin & Harcort LLP, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(f) The Administrative Agent shall have received such other items, documents, agreements, items or actions as the Administrative Agent may reasonably request in order to effectuate the transactions contemplated hereby.

(g) No Default or Event of Default shall have occurred and be continuing.

§8. Consent to Intercreditor Agreement First Amendment. The undersigned Lenders hereby (i) consent to the terms of the Intercreditor Agreement First Amendment attached in the form of Exhibit B hereto and (ii) authorize and direct the Administrative Agent to sign the Intercreditor Agreement First Amendment on behalf of the Lenders.

§9. Release. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (i) no Loan Party has any claim or cause of action against the Administrative Agent or any Lender (or, with respect to the Loan Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (ii) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (iii) each of the Administrative Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Loan Agreement and the other Loan Documents, and (B) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent or any Lender (or, with respect to the Loan Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case (A) or (B), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§10. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders under the Loan Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders and the Administrative Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders and the Administrative Agent, as applicable, under the Loan Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Loan Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Loan Agreement shall hereafter be read and construed together as a single document, and all references in the Loan Agreement, any other Loan Document or any agreement or instrument related to the Loan Agreement shall hereafter refer to the Loan Agreement as amended by this Amendment.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Loan Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §§5-1401 AND 5-1402)).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of the Administrative Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Agreement shall be deemed to preclude enforcement by the Administrative Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

Signature page to Fourth Amendment to Term Loan and Security Agreement

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)
MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL
PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Vice President

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Vice President

Signature Page to Fourth Amendment to Term Loan and Security Agreement

ADMINISTRATIVE AGENT:

GB MERCHANT PARTNERS, LLC

By:	/s/ Lawrence Klaff
Name:	Lawrence Klaff
Title:	Principal & Managing Director

Signature Page to Fourth Amendment to Term Loan and Security Agreement

LENDERS:

1903 ONSHORE FUNDING, LLC

By:	GB Merchant Partners, LLC
Its Investment Manager

By:	/s/ Lawrence Klaff
Name:	Lawrence Klaff
Title:	Principal & Managing Director

1903 OFFSHORE LOANS SPV LIMITED

By:	GB Merchant Partners, LLC
Its Investment Manager

By:	/s/ Lawrence Klaff
Name:	Lawrence Klaff
Title:	Principal & Managing Director

Signature Page to Fourth Amendment to Term Loan and Security Agreement

RATIFICATION OF GUARANTY

Without limiting the provisions of the foregoing Amendment and any agreement of any Guarantor made therein, each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Borrowers’ execution thereof; (b) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrowers under the Loan Agreement; (c) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions of Section 6 and Section 9 thereof; and (d) acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof.

GUARANTORS:

CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)
MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL
PROPERTY HOLDING COMPANY

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Senior VP & CFO

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Group VP, Finance & Treasurer

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:	/s/ Michael Rabinovitch
Name:	Michael Rabinovitch
Title:	Vice President

By:	/s/ Marco I. Pasteris
Name:	Marco I. Pasteris
Title:	Vice President

Guarantor Acknowledgment Page to Fourth Amendment to Term Loan and Security Agreement

Exhibit A to Fourth Amendment

Fifth Revolver Amendment

[See Attached]

Exhibit B to Fourth Amendment

Intercreditor Agreement First Amendment

[See Attached]

[EXECUTION COPY]

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT

FIRST AMENDMENT TO INTERCREDITOR AGREEMENT, dated as of April 6, 2010 (this “Amendment”), by and among (i) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Revolving Credit US Agent”), (ii) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian administrative agent (the “Revolving Credit Canadian Agent” and, together with the Revolving Credit US Agent, the “Revolving Credit Agents”) and (iii) GB MERCHANT PARTNERS, LLC, in its capacity as administrative agent (the “Term Loan Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Intercreditor Agreement referred to below.

WHEREAS, the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent are party to that certain Intercreditor Agreement, dated as of December 17, 2008 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Intercreditor Agreement”); and

WHEREAS, the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§11. Amendment to Section 1 of the Intercreditor Agreement. Section 1 of the Intercreditor Agreement is hereby amended by amending and restating the definition of “Subordination Agreements” to read as follows:

“Subordination Agreements. Collectively, the Management Subordination Agreement, the Brinkhaus Subordination Agreement, the Rolex Subordination Agreement, the Rhode Island Subordination Agreement, the Quebec Subordination Agreements, the Montrovest Subordination Agreement, the Damiani Subordination Agreement and any other subordination agreements entered into from time to time by or among any Loan Party, any subordinated creditor, the Revolving Credit Agents and the Term Loan Agent.”

§12. Amendment to Section 7.1 of the Intercreditor Agreement. Section 7.1(iv) of the Intercreditor Agreement is hereby amended by deleting the reference to “the “Seasonal Availability Block” (other than as provided by the terms of the Seasonal Availability Block as in effect on the date hereof)” and substituting in lieu thereof the following:

“the “Seasonal Availability Block” (other than as provided by the terms of the Seasonal Availability Block as in effect on the date hereof or otherwise amended pursuant to the terms of this Section 7.1(iv))”.

§13. Effectiveness. This Amendment shall become effective upon the delivery to the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent of duly executed counterparts hereof from each of the Borrowers, the Guarantors, the Revolving Credit US Agent, the Revolving Credit Canadian Agent and the Term Loan Agent.

§14. Consent. The Term Loan Agent hereby consents, (i) upon the satisfaction of the conditions specified in Section 9(a) of the Fifth Revolver Amendment (as defined below), the amendment of the definition of “Seasonal Availability Block” and (ii) upon the satisfaction of the conditions specified in Section 9(b) of the Fifth Revolver Amendment, the reduction of the Tranche A-1 Commitments, in each case, as set forth in and to the extent provided in the Fifth Amendment and Consent to Amended and Restated Revolving Credit and Security Agreement, dated of even date hereof (the “Fifth Revolver Amendment”) a copy of which is annexed hereto as Exhibit A.

§15. Miscellaneous Provisions.

(a) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402.

(b) EACH OF THE PARTIES HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AMENDMENT OR THE INTERCREDITOR AGREEMENT, AS AMENDED HEREBY, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF TH PARTIES HEREBY WAIVES ANY RIGHT WHICH IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

(c) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

REVOLVING CREDIT US AGENT:

BANK OF AMERICA, N.A.

By:
Name:
Title:

REVOLVING CREDIT CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:
Name:
Title:

TERM LOAN AGENT

GB MERCHANT PARTNERS, LLC

By:
Name:
Title:

CREDIT PARTIES ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges the foregoing terms and provisions. Each of the undersigned acknowledges that although it may sign this First Amendment to Intercreditor Agreement it is not a party hereto or to the Intercreditor Agreement and does not and will not receive any right, benefit, priority or interest under or because of the existing of the foregoing First Amendment to Intercreditor Agreement or the Intercreditor Agreement, as amended hereby.

BORROWERS:

MAYOR’S JEWELERS, INC.

By:
Name:
Title:

By:
Name:
Title:

BIRKS & MAYORS INC.

By:
Name:
Title:

By:
Name:
Title:

GUARANTORS:

HENRY BIRKS & SONS U.S., INC. MAYOR’S JEWELERS OF FLORIDA, INC. JBM RETAIL COMPANY, INC. JBM VENTURE CO., INC. MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:
Name:
Title:

By:
Name:
Title:

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.

By:
Name:
Title:

By:
Name:
Title:

Exhibit A

Fifth Revolver Amendment